UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 9, 2013
UNITED AMERICAN HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-11638	38-2526913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 East Wacker Drive, Suite 1200 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (313) 393-4571
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On October 9, 2013, registrant United American Healthcare Corporation (the “Company”) entered into a Fifth Amendment to Voting and Standstill Agreement (the “Fifth Amendment”) with St. George Investments, LLC, an Illinois limited liability company (“St. George”), and The Dove Foundation, an Illinois trust (“Dove”).  St. George is an affiliate of John M. Fife, who is the President, CEO, Chairman, and controlling shareholder of the Company.

The Fifth Amendment further amends the Voting and Standstill Agreement dated March 19, 2010, between the Company and St. George, which was previously amended by (i) the Amendment to Voting and Standstill Agreement dated June 7, 2010, (ii) the Agreement to Join the Voting and Standstill Agreement by Dove dated June 7, 2010, (iii) the Acknowledgment and Waiver of Certain Provisions of the Voting and Standstill Agreement dated June 18, 2010, (iv) the Second Amendment to Voting and Standstill Agreement dated November 3, 2011, (v) the Third Amendment to Voting and Standstill Agreement dated May 15, 2012, and (vi) the Fourth Amendment to Voting and Standstill Agreement dated January 10, 2013 (as so amended, the “Voting and Standstill Agreement”).

In connection with the Fifth Amendment, St. George and Dove have agreed to forbear on exercising their rights to cause the Company to purchase their respective shares of the Company’s common stock, and the Company has agreed to postpone the “Put Commencement Date” (as defined in the Voting and Standstill Agreement) until October 1, 2014.  As a result, the “Put Exercise Period” (as defined in the Voting and Standstill Agreement) will end on March 30, 2015.  In addition, the Fifth Amendment deletes certain provisions in the Voting and Standstill Agreement which have become inapplicable or obsolete, such as proxy and standstill provisions, call options, preferred stock calls and board observation rights, and it revises the definition of “Conversion Shares” therein to include share of the Company’s common stock issuable upon conversion of any security or instrument issued by the Company, including any promissory note.

Item 8.01	Other Events.

On October 9, 2013, the Company’s Board of Directors set December 13, 2013 as the date of the Company’s 2013 annual meeting of shareholders, to be held in Chicago, Illinois, and set November 1, 2013 as the record date for the Company’s 2013 annual meeting of shareholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fifth Amendment to Voting and Standstill Agreement dated October 9, 2013

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2013	UNITED AMERICAN HEALTHCARE CORPORATION

	By:	/s/ John M. Fife
		Name:	John M. Fife
		Title:	President and Chief Executive Officer